UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2020

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.)	001-36109	46-2809094
Delaware (QualityTech, LP)	333-201810	27-0707288
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

12851 Foster Street
Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A common stock, $.01 par value	QTS	New York Stock Exchange

Preferred Stock, 7.125% Series A Cumulative Redeemable Perpetual, $0.01 par value	QTS PR A	New York Stock Exchange

Preferred Stock, 6.50% Series B Cumulative Convertible Perpetual, $0.01 par value	QTS PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405)  or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.14b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Shirley E. Goza

On December 31, 2020 (the “Retirement Date”), Shirley E. Goza, General Counsel, Vice President, and Secretary of QTS Realty Trust, Inc. (the “Company”) and QualityTech, LP (the “Operating Partnership”), will retire from her positions with the Company, the Operating Partnership and its subsidiaries. Ms. Goza’s base salary and benefit levels currently in effect will continue until the Retirement Date and she will not be eligible to participate in the Company’s annual incentive program or the long-term incentive plan for 2021.

In anticipation of her retirement, on June 30, 2020, the Company, the Operating Partnership and Quality Technology Services, LLC entered into a Retirement and Transition Agreement and Release of all Claims (the “Retirement Agreement”) with Ms. Goza pursuant to which the Company agreed (a) to pay Ms. Goza the bonus amounts earned for her performance and the Company’s performance in 2020 and (b) to allow the continued vesting of restricted share awards and performance-vesting restricted share units (subject to the attainment of the original metrics and goals defined in such awards) previously granted to her under the Company’s annual incentive program and the long-term incentive plan. Ms. Goza agreed to a release of all claims in favor of the Company and its affiliates, and is obligated to continue to comply with certain confidentiality, non-competition, and non-solicitation provisions contained in her Employment Agreement with the Company, dated as of April 3, 2017, until the last vesting date of her outstanding equity awards.

A copy of the Retirement Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

Appointment of Matt N. Thomson, Jr.

On July 2, 2020, the Company announced that Matt N. Thomson, Jr., 42, will succeed Ms. Goza as General Counsel, Secretary and Vice President of the Company and the Operating Partnership. Mr. Thomson currently is a partner with the international law firm Hogan Lovells US LLP in Washington, D.C., where he has practiced law since joining from another law firm in 2006. Mr. Thomson has represented the Company as outside counsel since 2008, including the Company’s 2013 initial public offering. Mr. Thomson has deep experience in the REIT industry and focuses his practice in the areas of corporate law, securities and capital markets, and mergers and acquisitions, primarily for public companies and their boards. Mr. Thomson earned his J.D. from the University of Tennessee, where he served as Editor-in-Chief of the Tennessee Law Review, and earned his B.S. from Union University. Mr. Thomson will begin work for the Company in a joint capacity with Ms. Goza during the latter part of 2020 in order to provide a smooth transition.

On July 2, 2020, the Company issued a press release announcing the matters described above. The Company’s press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

   (d) Exhibits

Exhibit Number	Exhibit Description
10.1	Retirement and Transition Agreement and Release of all Claims, dated June 30, 2020, among Shirley E. Goza and QTS Realty Trust, Inc., QualityTech, LP and Quality Technology Services, LLC
99.1	Press release dated July 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

DATE: July 2, 2020		/s/ Chad L. Williams
Chad L. Williams
Chief Executive Officer

QualityTech, LP

	By:	QTS Realty Trust, Inc.,
its general partner

DATE: July 2, 2020		/s/ Chad L. Williams
Chad L. Williams
Chief Executive Officer